CONTRACTUAL FEE/EXPENSE WAIVER AGREEMENT


     Agreement effective as of the 22nd day of April 2008 by and between the Turner Funds, a Massachusetts business trust (the "Trust"), and Turner Investment Partners, Inc., a Pennsylvania corporation ("TIP").

     TIP hereby agrees to limit the net total operating expenses at the levels indicated through May 31, 2009 for each of the following Funds:

     FUND:                                          NET TOTAL OPERATING EXPENSES
     ----                                           ----------------------------

     Turner Core Growth 130/30 Fund
              Institutional Class                     1.10%
              Investor Class                          1.35%
     Turner Quantitative Broad Market Equity Fund
              Institutional Class                     0.64%
              Investor Class                          0.89%
     Turner Midcap Growth Fund
              Institutional Class                     0.93%


     This Agreement shall be renewable at the end of each term for an additional one year term upon the written agreement of the parties hereto.

     IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this Agreement to be executed by their officers designated below effective as of the day and year first above written.


TURNER FUNDS                                    TURNER INVESTMENT PARTNERS, INC.


By: /s/ THOMAS R. TRALA                         By: /s/ BRIAN F. MCNALLY
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          Signature                                       Signature



Name:          THOMAS R. TRALA                  Name:     BRIAN F. MCNALLY
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                   Printed                                    Printed



Title: PRESIDENT AND CHIEF EXECUTIVE OFFICER    Title: GENERAL COUNSEL AND CHIEF
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                                                       COMPLIANCE OFFICER
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